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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                            QUALITY DISTRIBUTION, LLC

                               Dated May 14, 2002

       The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies as set forth below.

       FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is QUALITY DISTRIBUTION, LLC.

       SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Lookerman Street, Dover, Delaware 19901.


                                                  /s/ Timothy M. Hofer
                                                  ---------------------------
                                                         Timothy M. Hofer